CUSIP No. 500233101	13D	Page 16 of 25 pages

Exhibit 1

Officers and Directors of the Reporting Persons

Each of the Investors have entered into investment management agreements with Cyrus, giving Cyrus full voting and dispositive power over the shares of the Issuer’s Common Stock held by the Investors. Cyrus GP is the general partner of Cyrus, and Mr. Freidheim is the Managing Member of each of Cyrus GP and Cyrus Advisors. Cyrus Advisors is the general partner of Crescent.

Name and Business Address	Principal Occupation and Name, Principal Business and Address of the Employing Organizations	Citizenship

Stephen C. Freidheim 399 Park Avenue, 39th Floor, New York, NY 10022

Cyrus

Chief Investment Officer of Cyrus, which is a Registered Investment Advisor. Cyrus’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.

Cyrus GP

Managing Member of Cyrus GP, which is the general partner of Cyrus. Cyrus GP’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.

Cyrus Advisors

Managing Member of Cyrus Advisors, which is the general partner of Crescent. Cyrus Advisor’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.

United States

James H. Tucker 399 Park Avenue, 39th Floor, New York, NY 10022	Cyrus General Counsel and Managing Director of Cyrus, which is a Registered Investment Advisor. Cyrus’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.	United States

Jennifer M. Pulick 399 Park Avenue, 39th Floor, New York, NY 10022	Cyrus Chief Compliance Officer and Associate General Counsel of Cyrus, which is a Registered Investment Advisor. Cyrus’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.	United States

Eric Green 399 Park Avenue, 39th Floor, New York, NY 10022	Cyrus Managing Director of Cyrus, which is a Registered Investment Advisor. Cyrus’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.	United States

Brennan Joseph McCaw 399 Park Avenue, 39th Floor, New York, NY 10022	Cyrus Chief Financial Officer of Cyrus Capital Partners, L.P., which is a Registered Investment Advisor. Cyrus’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.	Canada

CUSIP No. 500233101	13D	Page 17 of 25 pages

Name and Business Address	Principal Occupation and Name, Principal Business and Address of the Employing Organizations	Citizenship

David A. Milich 399 Park Avenue, 39th Floor, New York, NY 10022	Cyrus Chief Operating Officer of Cyrus, which is a Registered Investment Advisor. Cyrus’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.	United States

Martin Lang 4th Floor Harbour Centre, Grand Cayman, Cayman Islands

COMF

Director of COMF. COMF’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.

CRS

Director of CRS. CRS’ principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.

CSOMF

Director of CSOMF. CSOMF’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.

Mr. Lang is also the Senior Company Manager of International Management Services Ltd, which is engaged in provision of company management. International Management Services Ltd’s principal office is located at 4th Floor Harbour Centre, Grand Cayman, Cayman Islands.

British

Christopher Bowring 4th Floor Harbour Centre, Grand Cayman, Cayman Islands

COMF

Director of COMF. COMF’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.

CRS

Director of CRS. CRS’ principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.

CSOMF

Director of CSOMF. CSOMF’s principal office is located at 399 Park Avenue, 39th Floor, New York, NY 10022.

Mr. Bowring is also the Managing Director of International Management Services Ltd, which is engaged in provision of company management. International Management Services Ltd’s principal office is located at 4th Floor Harbour Centre, Grand Cayman, Cayman Islands.

British